Exhibit 10.19

Execution Version

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (“Second Amendment”) made this      day of September, 2017, by Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey Limited Partnership with an address of 101 Crawfords Corner Road, Holmdel, NJ 07733 (“Landlord”) and iCIMS, Inc., a New Jersey corporation with an address of 90 Matawan Road, Matawan, NJ 07747 (“Tenant”).

RECITALS

A.	Pursuant to a Lease Agreement dated July 8, 2016 between Landlord and Tenant, as amended by that certain First Amendment of Lease dated October 27, 2016 (“First Amendment” and collectively with the aforementioned Lease Agreement dated July 8, 2016, the “Lease”), Tenant leases the Premises (that is more particularly described in the Lease) from Landlord.

B.	Landlord and Tenant now desire to amend and modify certain provisions of the Lease as more particularly set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the sum of $10 and other good and valuable consideration, the receipt and sufficiency of which are all hereby acknowledged by each of the parties, Landlord and Tenant agree as follows:

1.	Recitals; Definitions. The Recitals set forth above are true and correct and by this referenced are incorporated herein in their entirety. All capitalized terms contained in this Second Amendment that are not otherwise defined herein will, for the purposes hereof, have the same meanings as are ascribed to them in the Lease.

2.	Lease Amendments. The Lease is hereby amended as follows:

a.	Rentable Square Footage.

i.	Section 1.3 of the Lease is revised to provide that the RSF of the Premises is changed from 340,449 RSF to 331,378 RSF.

ii.	Section 1.3(A) of the Lease is revised to provide that the RSF of the Concourse Level Floor Space is changed from 37,989 RSF to 28,916 RSF.

b.	First Phase Rent Commencement Date. Section 2.2 of the Lease is deleted in its entirety and replaced with the following new Section 2.2:

“2.2. The “First Phase Rent Commencement Date of this Lease will be the earlier to occur of: (i) the day upon which Tenant commences business in any portion of the Premises, or (ii) November 20, 2017 subject to any delay in the Completion Date for the Premises caused by Landlord.

c.	Second Phase Rent Commencement Date. Section 2.3 of the Lease is deleted in its entirety and replaced with the following new Section 2.3:

“2.3. The “Second Phase Rent Commencement Date” will be the earliest to occur of: (i) the day upon which Tenant commences business in any portion of the Second Phase, or (ii) August 1, 2019 subject to any delay in the Completion Date for the Second Phase caused by Landlord.”

d.	Third Phase Rent Commencement Date. Section 2.4 of the Lease is deleted in its entirety and replaced with the following new Section 2.4:

“2.4. The “Third Phase Rent Commencement Date” will be the earliest to occur of: (i) the day upon which Tenant commences business in any portion of the Third Phase, or (ii) February 1, 2021 subject to any delay in the Completion Date for the Third Phase caused by Landlord.”

e.	Rent Credit.

i.	First Phase Rent Credit. The RSF of the First Phase is 186,602 RSF, and the table in Section 3.6 is replaced with the following table:

Month(s)	RSF	Fixed Rent (per RSF)	RSF	Fixed Rent (per RSF)	Monthly Amount of First Phase Rent Credit	Total Amount of First Phase Rent Credit
2- 12	157,686	$24.00	28,916	$12.00	$344,288.00	$3,787,168.00
13	157,686	$24.40	28,916	$12.20	$350,026.13	$350,026.13
						$4,137,194.13

ii.	Second Phase Rent Credit. Section 3.7 of the Lease is deleted in its entirety and any reference in the Lease to the Second Phase Rent Credit is deleted in its entirety.

iii.	Third Phase Rent Credit. Section 3.8 of the Lease is deleted in its entirety and any reference in the Lease to the Third Phase Rent Credit is deleted in its entirety.

f.

Tenant’s Share. Section 4.1(1) of the Lease is revised to provide that Tenant’s Share means 15.78% as of the First Phase Rent Commencement Date, 21.90% as of the Second Phase Rent Commencement Date, and 28.02% as of the Third Phase Rent Commencement Date.

g.	Building Infrastructure Maintenance. The following provision is added at the end of Section 5.3 of the Lease:

“Notwithstanding anything in this Lease to the contrary, Landlord reserves the right, upon not less than 60 days’ prior notice and not more than 1 time in any calendar year (provided; however, that the preceding notice and frequency requirements will not be applicable in the event of an emergency), to perform a complete Building shut down for a period not to exceed 24 hours to permit Landlord to perform Building infrastructure maintenance, e.g., electrical, high voltage infrastructure maintenance. Except in the event of an emergency, such shut down will occur on Saturday and/or Sunday unless not reasonably practicable, in which event, such shut down will occur on such days other than Saturday and Sunday, subject to Tenant’s prior consent, which will not be unreasonably withheld, delayed, or conditioned, and notice of which may be provided to Landlord in person, telephonically or via email notwithstanding the provisions of Article 23 of the Lease to the contrary.”

h.	Additional Services or Utilities. Section 5.4 of the Lease is deleted in its entirety and replaced with “Intentionally omitted”.

i.	Landlord’s Contribution. Section 20.3(1) of the Lease is revised to provide that the amount of the Landlord’s Contribution will be equal to $13,464,250, allocated as follows:

i.	The First Phase Contribution is $8,397,090 ($45 multiplied by 186,602 RSF);

ii.	The Second Phase Contribution is $2,533,580 ($35 multiplied by 72,388 RSF); and

iii.	The Third Phase Contribution is $2,533,580 ($35 multiplied by 72,388 RSF).

j.	Landlord’s Additional Contribution. The following provision is added to the Lease as Section 20.3(L):

“(L) Provided that subject to the terms of Section 10.9 of this Lease (i) no Default has occurred or (ii) if a Default has occurred, Tenant has previously cured it in full or Landlord has have waived such Default, Landlord will pay Tenant the sum of $1,250,000 (“Landlord’s Additional Contribution”). Landlord’s Additional Contribution will be paid during the construction of the First Phase in accordance with the provisions set forth in Section 20.3(I) of the Lease.”

k.

Installation of Tenant Improvements. Landlord and Tenant acknowledge and agree that during any period that the Rent Credit applies for an applicable Phase, Tenant may install its furniture, fixtures, and equipment in such portion of the Premises included in such Phase.

l.

Parking. Section 26.1 is amended to provide that Tenant’s parking allotment is 933 spaces for the First Phase (based on the First Phase consisting of 186,602 RSF). Except as set forth in the preceding sentence, Section 26.1 is not amended, modified or replaced in any manner and remains in full force and effect.

m.

Occupancy Date. The reference to “24 months” in the second sentence of Section 26.2 of the Lease is amended to “30 months”. Except as set forth in the preceding sentence, Section 26.2 is not amended, modified or replaced in any manner and remains in full force and effect.

n.	Hotel.

i.	The following provision is added to the Lease as Section 34.20:

“34.20. Landlord has advised Tenant that a hotel is anticipated to be constructed as a new sixth floor of the Building (“Hotel”). During construction of the Hotel, Landlord may be required by governmental bodies having jurisdiction over such construction and/or applicable Laws to prohibit occupancy of all or a portion of the Building, including the Premises, during certain construction periods after 6 pm on weekdays or on weekends. Landlord will give Tenant at least 10 days’ prior written notice of any such prohibition on occupancy, which notice may be provided via email and telephonically to Tenant’s construction representative (appointed pursuant to Section 20.4 of the Lease). Landlord and Tenant agree to cooperate with each other in the scheduling of the aforementioned prohibition on occupancy so as to permit Landlord to timely complete the Hotel construction work while accommodating Tenant’s business operations in the Premises. In no event will Landlord be liable to Tenant for any (i) loss, injury or damage to property, (ii) loss of income or other business loss, or (iii) other monetary damages (such as, but not limited to, diminution or abatement of rent or other compensation) nor will this Lease or any of the obligations of Tenant be affected or reduced, as a result of any reasonable interference with occupancy due to Hotel construction (including closure of the Building) in accordance with this Section 34.20.”

ii. Section 38.5 of the Lease is deleted in its entirety and replaced with “Intentionally omitted”.

o.	Contingency Deadline. Section 35.3 of the Lease is deleted in its entirety and replaced with “Intentionally omitted”.

p.	Landlord Improvements.

i.	Section 38.3(C) of the Lease is deleted in its entirety and replaced with “Intentionally omitted”.

ii.	Section 38.3(E) of the Lease is deleted in its entirety and replaced with “Intentionally omitted”.

iii.	The following provision is added to the Lease as new Section 38.10:

“38.10. As of the Occupancy Date, lunch for at least 800 people will be available in the Building during weekdays (excluding National Holidays). If such lunch service is not open to the public as of the Occupancy Date, subject to extension due to damage by fire or other casualty, and/or Force Majeure, Tenant, as its sole and exclusive remedy, may avail itself of the remedies set forth in Section 38.4 of the Lease.”

iv.	The following provision is added to the Lease as new Section 38.11:

“38.11. As of the date that is 9 months from the Occupancy Date, a licensed day care facility operating in accordance the requirements of the State of New Jersey will be open to care for the needs of Tenant. If the day care facility is not open to the public as required pursuant to this Section 38.11, subject to extension due to damage by fire or other casualty, and/or Force Majeure, Tenant, as its sole and exclusive remedy, may avail itself of the remedies set forth in Section 38.4 of the Lease.”

q.	Exhibits.

i.

Concourse Level Floor Space. The depiction of the Concourse Level Floor Space shown on Exhibit “A” of the Lease is deleted in its entirety and replaced with the depiction of the Concourse Level Floor Space that is attached as Exhibit “A-l” to this Second Amendment and made a part hereof.

ii.

Fixed Rent Schedule. The Fixed Rent Schedule attached to the First Amendment as Schedule “A-1” is replaced with the Fixed Rent Schedule set forth on Schedule “A-2” attached to this Second Amendment and made a part hereof.

iii.	Base Building and Core Improvements Work. Landlord’s Base Building and Core Improvements Work attached to the Lease as Exhibit “B-2” is amended as follows:

1)

Premises. Item No. 1g) of Exhibit “B-2” is deleted in its entirety and replaced with the following new Item 1g): “All sprinkler risers, valve connections and main sprinkler loop and branches shall remain.”

2)	Air Conditioning & Heating Design Standards for Workplace Floors. The first paragraph of Item No. 10 of Exhibit “B-2” is deleted in its entirety and replaced with the following new paragraph:

“For the Phase I and II portions of the building, new supply and return condenser water risers will be installed in two new mechanical room stacks, one at the east end of the space and one at the west end. The mechanical rooms will be configured with condenser water heaters valved to serve up to 4 water-cooled VRF condenser units. New condensers, sized for one condenser per column bay, will be installed, along with all associated power and controls. All refrigerant trunk lines, branch selector boxes, branch VRF line sets, horizontal concealed terminal units and downstream ductwork and registers will be part of the tenant fit out cost. Also for the Phase I and II portions of the building, two pairs of new ventilation and exhaust air risers will be installed, one at the east end of the space and one at the west end, with dampered take-offs at each floor. Constant volume boxes for ventilation air to the exterior perimeter corridors will also be provided. Branch ductwork from the floor take-off to each tenant space or VRF terminal unit will be part of the tenant fit out cost. For the Phase III portions of the building, supply and return air risers for VAV systems to serve the space are existing. Any existing ductwork will be demolished back to the floor control damper. All new ductwork, VAV boxes, registers, refrigerant lines, and grills will be part of the tenant fit out cost.”

3)

Air Conditioning & Heating Design Standards for Concourse Level Conference Floor. The first paragraph of Item No. 11 of Exhibit “B-2” is deleted in its entirety and replaced with the following new paragraph:

“For the Phase I and II portions of the building, new supply and return condenser water risers will be installed in two new mechanical room stacks, one at the east end of the space and one at the west end. The mechanical rooms will be configured with condenser water heaters valved to serve up to 4 water-cooled VRF condenser units. New condensers, sized for one condenser per column bay, will be installed, along with all associated power and controls. All refrigerant trunk lines, branch selector boxes, branch VRF line sets, horizontal concealed terminal units and downstream ductwork and registers will be part of the tenant fit out cost. Also for the Phase I and II portions of the building, two pairs of new ventilation and exhaust air risers will be installed, one at the east end of the space and one at the west end, with dampered take-offs at each floor. Constant volume boxes for ventilation air to the exterior perimeter corridors will also be provided. Branch ductwork from the floor take-off to each tenant space or VRF terminal unit will be part of the tenant fit out cost. For the Phase III portions of the building, supply and return air risers for VAV systems to serve the space are existing. Any existing ductwork will be demolished back to the floor control damper. All new ductwork, VAV boxes, registers, refrigerant lines, and grills will be part of the tenant fit out cost.”

iv.

Tenant’s Tax Projections. Tenant’s Tax Projections attached to the First Amendment as Exhibit “D-1” is replaced with Tenant’s Tax Projections set forth on Exhibit “D-2” attached to this Second Amendment and made a part hereof.

3.	Invoices. The Parties acknowledge and agree that any architectural or engineering invoices received by Tenant as of the date of this Second Amendment which pertain to the Concourse Level Floor Space and/or modifications to the construction documents for the Premises arising from discrepancies between the aforementioned construction documents and the Building plans provided by Landlord, will be paid solely by Tenant without contribution by Landlord.

4.	No Defaults. The parties do hereby mutually agree and acknowledge that no default under, and no breach of any term and condition of the Lease has occurred or is continuing as of the date of this Second Amendment.

5.	No Other Amendments. The Lease includes this Second Amendment and all of the terms, covenants, and conditions set forth in the Lease will remain unmodified and in full force and effect. In the event of any inconsistencies between the balance of the Lease and this Second Amendment, the terms of this Second Amendment will govern.

6.	Authority.

a.

Tenant represents and warrants to Landlord that Tenant has the power and authority to enter into this Second Amendment and modify the Lease as set forth herein and Tenant does not need to obtain the consent of any other third party with respect to the foregoing.

b.

Landlord represents and warrants to Tenant that such party has the power and authority to enter into this Second Amendment and modify the Lease as set forth herein and Landlord has obtained the consent of Landlord’s mortgagee with respect to the foregoing.

7.	Binding. This Second Amendment will be binding upon the parties hereto and their respective successors and assigns and may not be modified except by a writing signed by the parties who are then Landlord and Tenant under the Lease.

8.	Counterparts. This Second Amendment may be executed in multiple counterparts, each of which will be an original and all of which together will constitute one and the same Second Amendment. It will not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart. A facsimile or electronically transmitted copy of this Second Amendment and any signatures hereon will be considered for all purposes as originals.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF Landlord and Tenant have caused this Second Amendment to Lease to be executed the day and year first above written.

WITNESS:	TENANT: ICIMS, INC., a New Jersey corporation

	By:	/s/ Colin Day
Name: Colin Day
Title: CEO

WITNESS:	LANDLORD: SOMERSET HOLMDEL DEVELOPMENT I URBAN RENEWAL, L.P., a New Jersey limited partnership
By: Somerset Holmdel, LLC, its general partner

	By:	/s/ Raphael Zucker
Name: Raphael Zucker
Its: Managing Member

EXHIBIT “A-1”

PLAN OF PREMISES

Concourse Level Floor Space

SCHEDULE “A-2”

FIXED RENT SCHEDULE

EXHIBIT “D-2”

TENANT’S TAX PROJECTIONS